EMBASSY BANCORP, INC.

2010 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION

FOR

EMPLOYEE

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) dated as of February 17, 2012 (the “Date of Grant”), is delivered by Embassy Bancorp, Inc., a Pennsylvania corporation (the “Company”), to ____________ (the “Grantee”), who is an employee of the Company or one of its subsidiaries.

WITNESSETH:

WHEREAS, the Board of Directors of the Company adopted on April 23, 2010, with subsequent shareholder approval on June 16, 2010, the Embassy Bancorp, Inc. 2010 Stock Incentive Plan (the “Plan”);

WHEREAS, the Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to purchase shares of the Company’s common stock, par value $1.00 per share (“Company Stock”), to designated Employees (as defined in the Plan), in accordance with the terms and provisions of the Plan, including anti-dilution adjustments; and

WHEREAS, the Grantee has been designated pursuant to the Plan to receive an incentive stock option on the Date of Grant specified above; and

WHEREAS, this Agreement is intended to fulfill the requirement of the Plan that Grants (as defined in the Plan) under the Plan shall be evidenced by a written instrument.

NOW, THEREFORE, the Company intending to be legally bound, hereby agrees as follows:

1.

GRANT OF OPTION.  Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Plan, the Company grants to the Grantee, as of the Date of Grant, an Incentive Stock Option (as defined in the Plan) to purchase ___________ (____) shares of Company Stock at a price of $7.00 per share.  Such option is hereinafter referred to as this “Option” and the price per share is referred to as the “option price.”  The option price is intended to be not less than 100% of the Fair Market Value of a share of Company Stock as of the Date of Grant, as determined in accordance with the Plan.  The number of shares of Company Stock subject to this Option and the option price are subject to adjustment under circumstances set forth in the Plan.  To the extent that the aggregate Fair Market Value of the shares of Company Stock on the Date of Grant with respect to which Incentive Stock Options are held by the Grantee are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then this Option as to the excess shall be treated as a Nonqualified Stock Option.

2.	OPTION TERM AND VESTING SCHEDULE.

2.1The term of this Option shall be nine years (9) from the Date of Grant.

2.2Unless vested earlier, by acceleration or otherwise, this Option will vest in accordance with the following schedule:

One-third of the shares on the first anniversary of the date hereof;

One-third of the shares on the second anniversary of the date hereof; and

One-third of the shares on the third anniversary of the date hereof.

2.3This Option is also subject to accelerated expiration or termination as provided in the Plan, including Section 10.2 of the Plan.

3.

EXERCISE.  Except as otherwise provided below, this Option may only be exercised while the Grantee is an Employee of the Company or one of its subsidiaries.  In the event of Grantee’s termination of employment for any reason other than death, Disability or Retirement (as such terms are defined in Section 5.6.4 of the Plan) or following a Change of Control (as defined in Section 9.1 of the Plan), this Option shall be exercisable only as to those shares of Company Stock that were immediately purchasable by the Grantee at the date of termination and only for a period of three (3) months following termination.  In the event of a termination of a Grantee’s employment due to death, Disability, Retirement or following a Change of Control, this Incentive Stock Option shall vest and become immediately exercisable and shall thereafter be exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of three (3) years following the date of such cessation of employment, provided,  however, that this Option shall not be eligible for treatment as an Incentive Stock Option in the event it is exercised more than three (3) months following the date of Grantee’s Retirement or termination of employment following a Change of Control; and provided further, that this Option shall not be eligible for treatment as an Incentive Stock Option in the event it is exercised more than one (1) year following termination of employment due to Disability; and provided further, in order to obtain Incentive Stock Option treatment if this Option is exercised by heirs or devisees of a deceased Grantee, the Grantee’s death must have occurred while employed or within three (3) months of termination of employment.  Notwithstanding anything herein to the contrary, in no event shall the Option be exercised after the expiration of the term of this Option.

4.	METHOD OF EXERCISE.

4.1A Grantee may exercise this Option to the extent it is then exercisable under the Plan, in whole or in part, by delivering a duly completed notice of exercise, in such form as is acceptable to the Committee (as defined in the Plan), to the Secretary or other officer of the Company designated by the Committee, with accompanying payment of the option price in cash or any other form of payment permitted pursuant to Section 5.7 of the Plan.

4.2Unless otherwise provided by the Committee, such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of this Option to a Designated Broker (as defined in the Plan) in lieu of delivery to the Grantee.  The Committee may suspend the ability of a Grantee to exercise this Option through a Designated Broker at any time that the Committee, in its sole discretion, determines appropriate.

5.

NON-TRANSFERABILITY OF OPTION.  The Option evidenced by this Agreement is not transferable by the Grantee other than by will or by the laws of descent and distribution or as may be otherwise permitted in accordance with the Plan.  During the lifetime of the Grantee, this Option may be exercised only by the Grantee.  After the death of the Grantee, this Option may be exercised by the representatives or other person entitled to succeed to the rights of the Grantee, subject to the terms of the Option.

6.

LEGEND.  The share certificate evidencing the shares of Company Stock to be issued upon exercise of this Option, if any, evidenced hereby shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE 2010 EMBASSY BANCORP, INC. STOCK INCENTIVE PLAN AND ARE SUBJECT TO A RIGHT OF FIRST REFUSAL CONTAINED THEREIN.  A COPY OF SUCH STOCK INCENTIVE PLAN WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF WITHIN FIVE DAYS OF WRITTEN REQUEST.

7.

INCORPORATION OF PLAN BY REFERENCE.  This Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference and this Option shall in all respects be interpreted in accordance with the Plan.  The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the Company and the Grantee and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

8.

GOVERNING LAW.  Questions pertaining to construction, validity and effect of the provisions of the Plan and this Agreement and the rights of all persons hereunder and thereunder shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.

9.	DEFINED TERMS. A capitalized term used and not otherwise defined in this Agreement shall have the meaning provided for such term by the Plan.
10.

NO ISO WARRANTY.  The Company makes no warranty that this Option, which is intended to qualify as an Incentive Stock Option will, in fact, so qualify or that any qualification will not be lost in the future, including by acts or omissions of the Company or the Committee or by other cause.  If this Option for any reason fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, this Option shall be a Nonqualified Stock Option.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Stock Option Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

ATTEST:	EMBASSY BANCORP, INC.

(Asst.) Secretary	Title:
(SEAL)

Acknowledged by:

Grantee